UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2018

Cogint, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2650 North Military Trail, Suite 300, Boca Raton, Florida		33431
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-757-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated into this Item 1.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In anticipation of the previously announced spin-off (the “Spin-off”) of the risk management business of Cogint, Inc. (the “Company”) by way of a distribution of all the shares of common stock of the Company’s wholly-owned subsidiary, Red Violet, Inc. (“Red Violet”), the Company’s Board of Directors (the “Board”) has taken the following actions. On March 8, 2018, the Board’s Compensation Committee approved management accelerating the vesting of 5,222,561 stock options, restricted stock units (“RSUs”) and shares of restricted stock held by employees who will continue with Red Violet upon completion of the Spin-off, subject to such employees still being employed or providing services on the acceleration date, consultants, and directors, including an aggregate of 4,119,984 RSUs and shares of restricted stock held by our executive officers and directors. On March 12, 2018, management approved the acceleration of the stock options, RSUs and shares of restricted stock held by employees still employed as of March 12, 2018, consultants and directors.

On March 9, 2018, the Board accepted the resignations of Dr. Phillip Frost, Michael Brauser, Derek Dubner, Steven D. Rubin, Robert N. Fried, and Robert Swayman, who resigned from their positions as directors of the Company. The resignations of Dr. Frost and Mr. Rubin are effective March 12, 2018 while the resignations of Messrs. Brauser, Dubner, Fried, and Swayman will be effective on the distribution date of the Spin-off, which is set for March 26, 2018 (the “Distribution Date”). In connection with accepting these director resignations, the Company decreased the size of the Board from nine members to five, effective on the Distribution Date, and appointed Matthew Conlin and Andrew Frawley to serve on the Board, also effective on the Distribution Date. Donald Mathis was appointed to the Company’s Nominating and Corporate Governance Committee effective upon Mr. Rubin’s resignation.

On March 9, 2018, in anticipation of the Spin-off and the transition of cogint’s current management to lead Red Violet, the Board accepted the resignations of Mr. Dubner, the Company’s Chief Executive Officer (Principal Executive Officer), Dan McLachlan, the Company’s Chief Financial Officer (Principal Financial Officer), and Jeff Dell, the Company’s Chief Information Officer, each such resignation to be effective on the Distribution Date. On March 12, 2018, in anticipation of the Spin-off, the Board accepted the resignations of Mr. Reilly, the Company’s President and Jacky Wang, the Company’s Chief Accounting Officer (Principal Accounting Officer), both such resignations to be effective on the Distribution Date. In connection with accepting these resignations, the Board appointed Ryan Schulke, a current director of the Company, to serve as Chief Executive Officer (Principal Executive Officer), Ryan Perfit as Interim Chief Financial Officer (Principal Financial Officer), Matt Conlin as President, and Donald Patrick as Chief Operating Officer, each such appointment to be effective on the Distribution Date. The Company also terminated Aaron Solomon, the Company’s Senior Vice President of Finance and Administration, on March 9, 2018.

Mr. Ryan Schulke, 34, was appointed as the Company’s Chief Executive Officer to be effective on the Distribution Date. Mr. Schulke has served as a director of the Company since December 2015 and has served as the Chief Executive Officer of the Company’s wholly-owned subsidiary Fluent, LLC (“Fluent”) since December 2015. Mr. Schulke was a co-founder of Fluent, Inc. in 2010 and has served as Chairman and Chief Executive Officer of Fluent since its inception. Before merging with the Company, Fluent was privately held. Fluent is a leader in people-based digital marketing and customer acquisition. Before founding Fluent, Mr. Schulke served as Media Director of Clash Media, a global digital advertising network.

Mr. Schulke is employed by Fluent as its Chief Executive Officer pursuant to an Employment Agreement dated December 8, 2015. Mr. Schulke’s initial base salary was $260,000, which was increased to $300,000 effective January 1, 2018. The agreement provides for a bonus of no less than 25% of annual salary based on achievement of Fluent and personal goals. Mr. Schulke was paid a bonus of $235,327 for 2017. Mr. Schulke’s agreement provided for an initial grant of 550,000 RSUs, which vest in equal annual installments over three years.

Mr. Matthew Conlin, 34, was appointed as a Director and the Company’s President to be effective on the Distribution Date.  Mr. Conlin has served as the President of the Company’s wholly-owned subsidiary Fluent, LLC since the Fluent Acquisition in December 2015. Mr. Conlin was a co-founder of Fluent, Inc. in 2010 with Ryan Schulke and has served as its President since inception. Before merging with the Company, Fluent was privately held. Fluent is a leader in people-based digital marketing and customer acquisition. Prior to founding Fluent, Mr. Conlin served as Director of U.S. Sales for Clash Media, a global digital advertising network.

Mr. Conlin is employed by Fluent as its President pursuant to an Employment Agreement dated December 8, 2015. Mr. Conlin’s initial base salary was $260,000, which was increased to $300,000 effective January 1, 2018. The agreement provides for a bonus of no less than 25% of annual salary based on achievement of Fluent and personal goals. Mr. Conlin was paid a bonus of $235,327 for 2017. Mr. Conlin’s agreement provided for an initial grant of 550,000 RSUs, which vest in equal annual installments over three years.

Mr. Ryan Perfit, 39, was appointed as the Company’s Interim Chief Financial Officer to be effective on the Distribution Date.  Mr. Perfit has served as Senior Vice President, Finance, of Fluent, LLC, a wholly-owned Company subsidiary, since the Fluent Acquisition in December 2015.  He joined Fluent, Inc., then privately held, in 2012, as a Director of Finance.  Prior to joining Fluent, Mr. Perfit was CFO of Blue Parallel, LLC, a privately held company engaged in the travel and leisure industry.

Mr. Perfit is employed as Fluent’s Senior Vice President – Finance pursuant to a letter agreement dated January 16, 2012, which was amended on October 2, 2014. Mr. Perfit’s annual salary is $250,000 plus a bonus based on individual and Fluent performance. Mr. Perfit was paid a bonus for 2017 of $172,017.

Mr. Don Patrick, 57, was appointed as the Company’s Interim Chief Operating Officer to be effective on the Distribution Date.  Mr. Patrick joined Fluent, LLC as its Chief Operating Officer in January 2018.  Mr. Patrick had served as Chief Executive Officer of Seneca One Finance, Inc., a specialty consumer finance company, from 2014 to 2017.  From 2011 to 2013 he served as President of Infogroup Marketing Services, a business unit of  InfoGROUP, Inc.  Prior to that he served as Chief Operating Officer of Merkle from 1997 to 2010. He graduated with a MBA from the University of Chicago and a BA from St Lawrence University.

Don Patrick is employed as Fluent’s Chief Operating Officer pursuant to an Employment Agreement dated January 8, 2018. Mr. Patrick’s annual base salary is $300,000 with a bonus of no less than 40% of annual salary based on achievement of Fluent and personal goals.

Mr. Andrew Farley, 55, will become a member of the Company’s Board on the Distribution Date.  Mr. Farley has served as a Director of Curo Group Holdings Corp (NYSE: CURO) since its initial public offering in December 2017. Mr. Frawley currently serves as the Chief Executive Officer of AJ Frawley & Associates LLC.  From December 2014 to September 2016 Mr. Frawley served as Chief Executive Officer of Epsilon, a segment of Alliance Data Systems Corporation. Prior to that, he served as Epsilon’s President from January 2012 to December 2014 and as its President of Marketing Technology from January 2009 to December 2011.  Mr. Frawley also currently serves on the Board of Directors of the Data & Marketing Association, and has been the Chairman of the Board of Directors of Cybba Inc., a privately held company, since September 2017. Mr. Frawley earned a Master of Business Administration from Babson College and a Bachelor of Science in Finance from The University of Maine.

On March 12, 2018, the Company terminated the Business Consulting Services Agreement dated October 13, 2014, between the Company’s wholly-owned subsidiary, IDI Holdings, LLC and Marlin Capital Investments, LLC, of which Mr. Brauser is a member (“Marlin Capital”), pursuant to which Marlin Capital served as a strategic advisor to the Company and provided services such as recommendations on organizational structure, capital structure, future financing needs, and business strategy. The consulting agreement provided for equity compensation issued to Marlin Capital in the amount of 2,000,000 RSUs, of which 1,500,000 shares had previously vested, but which delivery had been deferred and 500,000 which vested upon termination of the consulting agreement.

Item 8.01.	Other Information.

On March 9, 2018, in order to meet the Nasdaq Stock Market initial listing requirement of a minimum $4.00 bid price, the Company adjusted the Spin-off ratio so that on the Distribution Date, stockholders of the Company will receive one share of Red Violet common stock for each 7.5 shares of Company common stock held as of the record date, which is March 19, 2018 (the “Record Date”). The adjustment will result in fewer shares of Red Violet common stock outstanding after the Spin-off. For additional information, please review Red Violet’s Amendment No. 2 to Registration Statement, on Form 10, which Red Violet filed this afternoon, including the information statement included as Exhibit 99.1 to the Form 10. A definitive information statement will be mailed to Company stockholders as of the record date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogint, Inc.

March 12, 2018	By:	/s/ Derek Dubner

Name: Derek Dubner
Title: CEO